Exhibit 10.6(a)

IMPAC MORTGAGE HOLDINGS, INC.

OMNIBUS INCENTIVE PLAN

NOTICE OF GRANT UNDER NON-EMPLOYEE DIRECTOR

DEFERRED STOCK UNIT AWARD PROGRAM

Impac Mortgage Holdings, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Non-Employee Director Deferred Stock Unit Award Program under the Company’s Omnibus Incentive Plan (the “Program”), to the Grantee designated in this Notice of Grant (the “Notice”), which Grantee is an Eligible Director as defined in the Program, the number of Deferred Stock Units of the Company set forth in this Notice, subject to certain vesting and forfeiture restrictions as outlined in this Notice and the additional provisions set forth in the Non-Employee Director Deferred Stock Unit Program, a copy of which is attached.

Participant: <NAME>	Type of Equity: Deferred Stock Unit
Date of Grant:	Number of Deferred Stock Units: <#RSUs>

Vesting Schedule:     Subject to the Grantee’s continued Service as a member of the Board and all other provisions contained in the Program, this Deferred Stock Unit Award shall vest, and the applicable forfeiture restrictions set forth in the Program shall lapse, in three substantially equal installments as of the first, second and third anniversaries of the Date of Grant.

Change in Control:  Notwithstanding the foregoing vesting schedule, the Deferred Stock Unit Award will be deemed fully vested and no longer subject to forfeiture in the event of a Change in Control of the Company (as defined in the Plan).

Deferral and Settlement of Award on Separation from Service:  Vested Deferred Stock Units under this Award, and any dividend equivalent Stock Units credited under Section 4.3 of the Program with respect to this Award, shall be credited to the Grantee’s Stock Account.  Only upon the event of the Grantee’s separation from Service as a member of the Company’s Board of Directors, Grantee’s Stock Account shall be settled within thirty (30) days after the Grantee’s Separation from Service in accordance with the provisions of Section 4.6 of the Program.

This Deferred Stock Unit Award is granted under and governed by the terms and conditions of the Non-Employee Director Deferred Stock Unit Award Program and the Company’s Omnibus Incentive Plan.

IMPAC MORTGAGE HOLDINGS, INC.

By:

Title:

Date: